EXHIBIT 99.1

American Resources Corporation Expands Carbon Production with the Restart of its McCoy Elkhorn Complex and Secures Initial Sales Contracts

Company’s Carnegie 1 mine restarts production in one of strongest metallurgical carbon markets since 2006/2007

Carnegie 1 mine produces a high volatile metallurgical carbon used in the steel making industry for infrastructure needs worldwide

Company currently evaluating multiple additional sales opportunities for 2022 and beyond

October 8, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / October 8, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today announced that it has restarted production of its McCoy Elkhorn processing and logistics complex as well as its Carnegie 1 mine. The Company’s Carnegie 1 mine produces high-quality, metallurgical carbon from the Alma carbon seam and is used for steel making. Additionally, American Resources has signed sales commitments for this fourth quarter of 2021’s production at its Carnegie 1 mine. The baseload committed sales for the fourth quarter from Carnegie 1 enables the Company to take advantage of the currently strong metallurgical carbon market while also evaluating multiple opportunities for 2022 contracts.

Kirk Taylor, Chief Financial Officer of American Resources Corporation commented, “We are proud of our teams’ accomplishment of identifying high-value assets, repositioning them for a sustainable future and executing on the ramp up of these assets into opportune market environments. Our Carnegie 1 mine should be one of the lowest cost operations in the US met carbon industry and is set up with a great spread of newly refurbished equipment and fully rehabbed mining infrastructure. Our Carnegie 1 mine is just the start of what our McCoy Elkhorn complex will be able to accomplish over the coming years!”

The Carnegie 1 mine will be operated as a walking super section whereby utilizing two continuous miners operating on one section to eliminate inefficiencies and maximize production. The Company has recently acquired and rebuilt two continuous miners and three completely rebuilt wide body shuttle cars. The mine will operate on two production shifts and one maintenance shift per day.

Beyond its Carnegie 1 mine, American Resources will subsequently bring its Carnegie 2 mine online early in 2022 which accesses the same boundary of carbon to supplement production at the complex. The Company will thereafter bring its Carnegie Surface mine online to meet the demand of the strong global steel market. In total, the Company expects to produce over 40,000 tons of carbon per month from its Carnegie complex which will be processed at its nearby McCoy Elkhorn facility and shipped into both the domestic and international markets.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com